Filed Pursuant to Rule 424(b)(3)

Registration No. 333-163068

Prospectus Supplement No. 4 dated July 7, 2010

(to Prospectus dated November 12, 2009)

13,350,000 SHARES

CURRENCYSHARES® AUSTRALIAN DOLLAR TRUST

This Prospectus Supplement No. 4 amends and supplements our prospectus dated November 12, 2009 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus and Prospectus Supplement No. 3 dated April 27, 2010 (“Prospectus Supplement No. 3”).

The third sentence in the fifth paragraph under “Creation and Redemption of Shares” on page 26 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of July 7, 2010, Citadel Securities LLC, EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Newedge USA, LLC, Nomura Securities International, Inc. and Timber Hill LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus, as amended by Prospectus Supplement No. 3, shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is July 7, 2010